UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

SOUND FINANCIAL, INC.
(Exact name of Registrant as specified in its Charter)

United States	000-52889	26-0776123
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  On December 28, 2011, Sound Community Bank (the “Bank”), the wholly owned operating subsidiary of Sound Financial, Inc. (the “Company”), amended the employment agreements with Matthew P. Deines and Matthew F. Moran, each a “named executive officer” of the Company.  Mr. Deines is an Executive Vice President and the Chief Financial Officer of the Company and the Bank.  Mr. Moran is an Executive Vice President and the Chief Lending Officer of the Bank.

The Employment Agreement Addendums amend the employment agreements previously entered into with Mr. Deines and Mr. Moran dated November 1, 2009. The foregoing descriptions of the Employment Agreement Addendums are qualified in their entirety by reference to the Employment Agreement Addendums that are attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Addendum to Employment Agreement of Matthew P. Deines

Exhibit 10.2	Addendum to Employment Agreement of Matthew F. Moran

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL, INC.

Date: December 30, 2011	By:	/s/ Laura Lee Stewart
Laura Lee Stewart President and Chief Executive Officer